Exhibit 2.2

December 15, 2017

Seneca Resources Corporation

1201 Louisiana Street, Suite 2600

Houston, Texas 77002

Attn: Ben Elmore

Re:	Purchase and Sale Agreement (“Purchase and Sale Agreement”) dated as of October 20, 2017 between SENECA RESOURCES CORPORATION, a Pennsylvania corporation (“Seller”); and CARBON CALIFORNIA COMPANY, LLC, a Delaware limited liability company (“Buyer”)

Gentlemen:

When executed by you below, this letter shall confirm the agreement between Seller and Buyer to amend the Purchase and Sale Agreement in the following respect:

(1) In Section 3.01, the first phrase, which currently reads

“Commencing on the Execution Date and ending at 5:00 p.m., local time in Houston, Texas sixty (60) days after the Execution Date (the “Examination Period”),”

is hereby amended to read as follows:

“Commencing on the Execution Date and ending at 5:00 p.m., local time in Houston, Texas seventy (70) days after the Execution Date (the “Examination Period”),”

Otherwise the Purchase and Sale Agreement shall remain in full force and effect, in accordance with its existing terms and provisions.

This agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one agreement, but each counterpart shall be considered an original. This agreement may be executed and delivered by exchange of facsimile or PDF copies showing the signatures of the parties, and those facsimile or PDF copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

1700 Broadway, Suite 1170, Denver, Colorado 80290	Telephone 720 407 7030 Facsimile 720 407 7031
2480 Fortune Drive, Suite 300, Lexington, Kentucky 40509	Telephone 859 299 0771 Facsimile 859 299 0772
15500 W. Telegraph Rd, Suite D-32, Santa Paula, California 93060	Telephone 805 933 1901 Facsimile 805 933 9901

[Signatures Page Follows]

AGREED AND ACCEPTED:

CARBON CALIFORNIA COMPANY, LLC

By:	Carbon Natural Gas Company, Its Manager

By:	/s/ Patrick R. McDonald
Patrick R. McDonald,
Chief Executive Officer

SENECA RESOURCES CORPORATION

By:	/s/ Steve Conley
Name:	Steve Conley
Title:	Senior Vice President

Signature Page